94448

FILED in the office of the Division of Corporations of the State of Utah on the 21st day of September 1981
DAVID S. MONSON, Lieutenant Governor
BS
Filing Fee $50.00

RECEIVED

ARTICLES OF INCORPORATION

OF

ADONIS ENERGY, INC.

WE THE UNDERSIGNED, natural persons of the age of Twenty one (21) years or more, as citizens and residents of the State of Utah, hereby voluntarily are acting as incorporators of a corporation under and pursuant to the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

ARTICLE I

NAME: The name of the corporation will be ADONIS ENERGY, INC.

ARTICLE II

DURATION: The corporation shall continue in existence perpetually unless dissolved according to law.

ARTICLE III

PURPOSES: The purpose of the Corporation shall be to conduct any and all lawfull business for which corporations may be organized under the Act as from time to time authorized by its Board of Directors, including but not limited to:

a. To engage in natural resource ventures of all kinds, including but not limited to crude oil, natural gas, energy fuels of conventional or synthetic character and energy fuels of an alternative nature, e.t., wind solar, geothermal, tidal, nuclear, fusion and biomass.

b. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, other obligations, and any certificates, receipts or other property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof, to make payment therefore with its own securities or to use its unresticted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder in any securities, any and all rights, powers and privileges in respect thereof.

c. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

d. The foregoing clauses shall not be construed both as purpose and pwers and shall not be held to limit or resrtict in any manner the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE IV

CAPITALIZTION: The aggregate number of shares the corporation shall have the authority to issue is FIFTY MILLION (50,000,000) shares of stock at $0.001 Par Value per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. When consideration is received for shares of stock issued, each share will be fully paid and nonassessable.

ARTICLE V

PAID IN CAPITAL: The corporation will not commence business until at least ONE THOUSAND DOLLARS ($1,000.00) has been received by it as consideration for the issuance of its stock.

ARTICLE VI

AMENDMENT: These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares enteled to vote on each such amendment.

ARTICLE VII

SHAREHOLDER RIGHTS: The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stof of this corporation.

ARTICLE VIII

REGISTERED AGENT AND OFFICE: The initial registered office of the corporation shall be 309 Newhouse Building, 10 Exchange Place, Salt Lake City, Utah 84111. The registered agent of the corporation shall be Lois Crowder, whos address is 309 Newhouse Building, Salt Lake City, Utah 84111.

ARTICLE IX

DIRECTORS: The number of directors constituting the initial Board of Directors of this corporation is three. The name and address of persons who are to serve as Directors until the first annual meeting of stockholders, or until their successors are elected and qualify:

NAME	ADDRESS
George H. Perry	1664 East 1185 North Logan, Utah 84321
Karen Misrasi	416 West Factory Garland, Utah 84312
Gordon Stoddard	4937 South 3850 West Roy, Utah 84067

ARTICLE X

INCORPORATORS: The name and address of each Incorporators is:

NAME	ADDRESS
George H. Perry	1664 East 1185 North Logan, Utah 84321
Karen Misrasi	416 West Factory Garland, Utah 84312
Gordon Stoddard	4937 South 3850 West Roy, Utah 84067

ARTICLE XI

COMMON DIRECTORS - TRANSACTION BETWEEN CORPORATIONS: No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Director or Directors or Officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authroized, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or(c) the contract or transaction is fair and reasonable to the corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorized approve or ratifies such contract or transaction.

DATED this 21st day of September, 1981.

George H. Perry

Karen Misrasi

Gordon J. Stoddard

STATE OF UTAH)
: ss.
COUNTY OF Salt Lake)

I, Lois Crowder, a Norary Public, hereby certify that on the 21st day of September, 1981, personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements contained are true.

DATED this 21st day of September, 1981.

Lois Crowder
NOTARY PUBLIC, residing in:
Salt Lake County, Utah

My Commission Expires:

3-4-85

94448

...ED in the office of the Lt. Governor
...te, of the State of Utah, on the 21ST
... of April A.D. 1983
DAVID S. MONSON
Lt. Gov./Sec. of State
Filing Clerk MC Fee $25.00

JAY W. BUTLER
ATTORNEY AND COUNSELOR AT LAW
SUITE 480
AMERICAN PLAZA III
47 WEST SECOND SOUTH
SALT LAKE CITY, UTAH 84101

ARTICLES OF AMENDMENT

OF

ADONIS ENERGY, INC.

ARTICLE I

The name of the corporation is: ADONIS ENERGY, INC.

ARTICLE II

Article I of the Articles of Incorporation of the corporation is amended to read as follows:

> NAME: The name of the corporation will be OLYMPUS M.T.M. CORPORATION.

ARTICLE III

The foregoing amendment was adopted on the 8th day of April, 1983.

ARTICLE IV

There are Twenty Million One Hundred (20,000,100) shares outstanding of the common voting stock of the corporation, all of which were entitled to vote on the foregoing amendment; and there is no other class of shares entitled to vote thereon, as a class or otherwise.

ARTICLE V

A total of 2,450,591 shares of the common voting stock of the corporation voted in favor of such amendment, and no shares voted against such amendment.

ARTICLE VI

Such amendment does not provide for an exchange, reclassification or cancellation of issued shares of the corporation.

ARTICLE VII

Such amendment does not effect a change in the amount of the stated capital of the corporation.

IN WITNESS WHEREOF the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this ___ day of April, 1983.

ADONIS ENERGY, INC.

Attest:

By [signature]
President

[signature] Donald H. Suravo
Secretary

(Corporate Seal)

CO 094448

State of Utah
Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 20 day of Aug 1998 in the office of this Division and hereby issue this Certificate thereof.

Examiner BB. Date 9/1/98

LORENA P. RIFFO
DIVISION DIRECTOR

RECEIVED
AUG 2 1998
Utah Div. of Corp. & Comm. Code

BJS

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

OLYMPUS M.T.M. CORPORATION

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is Olympus M.T.M. Corporation.

SECOND: The following amendment to the Articles of Incorporation of Olympus M.T.M. Corporation was duly adopted by the stockholders of the corporation at a meeting held on August 18, 1998, in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

ARTICLE I - NAME

The name of this corporation is "The Internet Advisory Corporation."

THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FOURTH: The amendment changing the corporation's name to "The Internet Advisory Corporation" was adopted by the stockholders at a meeting held August 18, 1998.

FIFTH: This amendment was not adopted by the incorporators or the Board of Directors without stockholder action.

SIXTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

CLASS	NUMBER OF SHARES
Common	7,202,017

(b) The number of shares voted for such amendments was 5,881,600, with none opposing and none abstaining.

823200006

IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 18 day of August, 1998.

OLYMPUS M.T.M. CORPORATION

By____________________
President

ATTEST:

____
Secretary

AMENDMENT

EXPEDITE

RECEIVED
JUL 09 2002
Utah Div. Of Corp. & Comm. Code

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

THE INTERNET ADVISORY CORPORATION

08-07-02P03:35 RCVD

07-09-02P01:48 RCVD

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is The Internet Advisory Corporation.

SECOND: The following amendment to the Articles of Incorporation of The Internet Advisory Corporation was duly adopted by the directors and stockholders of the corporation in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

ARTICLE I - NAME

The name of this corporation is "Scores Holding Company Inc."

THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FOURTH: The amendment changing the corporation's name to "Scores Holding Company Inc." was adopted by the stockholders on May 23, 2002.

FIFTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

CLASS	NUMBER OF SHARES
Common	15,739,676

(b) The number of shares voted for such amendments was 10,891,667, with none opposing and none abstaining.

TES

Division of ... Commercial Code
The ... has been filed ... 9 day of Jul 20 02
And ... and hereby issued ... thereof.
Examiner ... Date 8/9/02
... Director

00053688.1 / 0663-006

Date: 07/09/02
Rcpt# U183330
$114.00

IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 5th day of July, 2002.

THE INTERNET ADVISORY CORPORATION

By: ______________________
Name: Richard Goldring
Title: President

ATTEST:

____
Name: John Neilson
Title: Secretary

00053618.1 / 0663-006

03/25 '03 14:20 NO.299 02/04

7822579

AMENDMENT

EXPEDITE

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

SCORES HOLDING COMPANY, INC.

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is Scores Holding Company Inc.

SECOND: The following amendment to the Articles of Incorporation of Scores Holding Company Inc. was duly adopted by the directors and stockholders of the corporation in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

03-25-03P04:12 RCVD

ARTICLE 4 - CAPITALIZATION

"The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be five hundred ten million (510,000,000) shares, of which five hundred million (500,000,000) shares shall be common stock, par value $.001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class, and shall have the same rights and preferences. When consideration is received for each share of Common Stock and Preferred Stock issued, each share will be fully paid and nonassessable.

RECEIVED

MAR 25 2003

Utah Div. of Corp. & Comm. Code

The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed
And approved on this 26 day of MAR 20 03
In this office of this Division and hereby issued
This Certificate thereof.
Examiner [signature] Date 03-26-03

[signature]
Kathy Berg
Division Director

Date: 03/25/2003
Receipt Number: 817836
Amount Paid: $751.80

(i) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(ii) the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(iii) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(iv) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(v) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

(vii) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(viii) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(ix) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with these Articles of Incorporation, may deem advisable and

are not inconsistent with the law and the provisions of these Articles of Incorporation.

THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FOURTH: The amendment increasing the authorized capitalization of the corporation was adopted by the stockholders on February 4, 2003.

FIFTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

CLASS	NUMBER OF SHARES
Common	21,144,325

(b) The number of shares voted for such amendments was 17,225,000, with none opposing and none abstaining.

IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this ____ day of March, 2003.

SCORES HOLDING COMPANY INC.

By: [signature]
Name: Richard Goldring
Title: President

ATTEST:

[signature]
Name:
Title: V.P.

782359

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed
And approved on this 27 day of MAR 2003
in this office of this Division and hereby issued
This Certificate thereof. 03-28-03
Examiner
Kathy Berg
Division Director

AMENDMENT

EXPEDITE

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
SCORES HOLDING COMPANY INC.

RECEIVED
MAR 27 2003
Utah Div. Of Corp. & Comm. Code

03-27-03P03:54 RCVD

Scores Holding Company Inc., a Utah corporation (the "Company"), acting pursuant to Sections 16-10a-602 and 16-10a-1002 of the Utah Revised Business Corporation Act (the "Act"), hereby submits for filing these Articles of Amendment to its Articles of Incorporation and hereby certifies as follows:

1. The name of the Company is Scores Holding Company Inc.

2. The following text is added to the end of Article 4 of the Company's Articles of Incorporation as previously in effect:

"Preferred Stock.

Designation of Series A Preferred Stock.

(a) Series A Preferred Stock. One thousand (1,000) shares of the 10,000,000 shares of preferred stock authorized in the Company's Articles of Incorporation are hereby designated as "Series A Preferred Stock." To the extent that shares of Series A Preferred Stock are, following their initial issuance, converted as hereinafter provided or repurchased by the Company, the number of shares in such series shall be automatically reduced, without further action by the shareholders or the Board of Directors of the Company.

(b) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Series A Preferred Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of junior capital stock, including Common Stock, an amount equal to par value per share, plus accrued and unpaid dividends [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to the holders of the Series A Preferred Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the corporation shall be distributed ratably among the holders of the Series A Preferred Stock and parity capital stock, if any. Neither the consolidation or merger of the corporation nor the sale, lease or transfer by the corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the corporation for purposes of this Section (b).

(c) Dividends. The Series A Preferred Stock shall be not be entitled to receive any dividends.

Date: 03/27/2003
Receipt Number: 818995
Amount Paid: $1,444.00

(d) Conversion Rights. Each share of Series A Preferred Stock shall be convertible, at the option of the holder, into 147,058.824 fully paid and nonassessable shares of the corporation's Common Stock, provided, however, in the event such Series A Preferred Stock is pledged as collateral for any debt of the corporation, the Series A Preferred Stock shall only be convertible in shares of the corporation's Common Stock if the corporation is in default of such debt obligation as defined in the Agreement. The foregoing conversion calculation shall be hereinafter referred to as the "Conversion Ratio".

(i) Conversion Procedure. The holder shall effect conversions by surrendering the certificate(s) representing the Series A Preferred Stock to be converted to the corporation, together with a form of conversion notice satisfactory to the corporation, which shall be irrevocable. If the holder is converting less than all of the shares of Series A Preferred Stock represented by the certificate tendered, the corporation shall promptly deliver to the holder a new certificate representing the Series A Preferred Stock not converted. Not later than five [5] trading days after the conversion date, the corporation will deliver to the holder, (i) a certificate or certificates, which shall be subject to restrictive legends and trading restrictions required by law, representing the number of shares of Common Stock being acquired upon the conversion; provided, however, that the corporation shall not be obligated to issue such certificates until the Series A Preferred Stock is delivered to the corporation. If the corporation does not deliver such certificate(s) by the date required under this paragraph (d)(i), the holder shall be entitled by written notice to the corporation at any time on or before receipt of such certificate(s), to rescind such conversion.

(ii) Conversion Penalty. In the event the corporation breaches its obligation to timely deliver the Common Stock on conversion, then without limiting holder's other rights and remedies, the corporation shall pay to the holder an amount accruing at the rate of $5.00 per day for each such breach for each 147,058,824 shares of Common Stock subject to the conversion, with pro rata payments for amounts less than 147,058,824 shares.

(iii) Adjustments on Stock Splits, Dividends and Distributions. If the corporation, at any time while any Series A Preferred Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock [whether payable in shares of its Common Stock or of capital stock of any class], (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock any shares of capital stock of the corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (d)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective

immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iv) Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the corporation with or into another person or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger or share exchange would have been entitled. The terms of any such consolidation, merger or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph (d)(iv) upon any conversion following such consolidation, merger or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers or share exchanges.

(v) Fractional Shares; Issuance Expenses. Upon a conversion of Series A Preferred Stock, the corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the corporation the amount of such tax or shall have established to the satisfaction of the corporation that such tax has been paid.

(e) Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matters considered and voted upon by the corporation's Common Stock. In the event the holders of the Series A Preferred Stock are entitled to vote on a matter as required by law, the holders shall be entitled to 147,058.824 votes per share of Series A Preferred Stock, subject to any valid proxy.

(f) Reservation of Shares of Common Stock. The corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common

Stock solely for the purpose of issuance upon conversion of Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series A Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Series A referred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Series A Preferred Stock, the corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(g) No Reissuance of Series A Preferred Stock. No shares of the Series A Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of capital stock which the corporation shall be authorized to issue.

(h) Mandatory Redemption. There shall be no mandatory redemption.

3. The Amendment was approved and adopted by the Board of Directors of the Company on February 10, 2003 without shareholder action because shareholder action was not required pursuant to Sections 16-10a-602 and 16-10a-1002 of the Act.

IN WITNESS WHEREOF, these Articles of Amendment are hereby executed as of the 25th day of March, 2003.

SCORES HOLDING COMPANY INC.

By: [signature]
Name: Richard Goldring
Title: President

ATTEST:

[signature]
Name: JAMES D. HOUSTON
Title: Attorney in fact

EXPEDITE

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed
And approved on this 29 day of DEC 20 03
In this office of this Division and hereby issued
this Certificate thereof.
Examiner Date 12.29.03
Kathy Berg
Division Director

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

SCORES HOLDING COMPANY, INC.

To the Division of Corporations and Commercial Code
State of Utah

Pursuant to the provisions of Sections 16-10a-1002 and 16-10a-1006 of the Utah Revised Business Corporation Act (the "Act"), the board of directors of the corporation hereinafter named (the "corporation") do hereby adopt the following Articles of Amendment. Shares have been issued but shareholder action was not required.

1. The name of the corporation is SCORES HOLDING COMPANY, INC.

2. Article 4, Capitalization of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:

"ARTICLE 4 – CAPITALIZATION"

All issued and outstanding shares of Common Stock, par value $.001 per share, ("Old Common Stock"), outstanding as of the close of business on December 30, 2003 (""Effective Date") shall be converted on the basis of a five to one reverse stock split. On the Effective Date, automatically without any action on the part of the holder of the Old Common Stock each five (5) shares of Common Stock, per par value $.001 per share shall be converted into one (1) share of Common Stock ("New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock shall, from and after the Effective Date, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified under the terms hereof. Each holder entitled to a fractional share of New Common Stock shall receive one (1) whole share of New Common Stock instead. Prior to the Effective Date, there are 44,120,821 shares of issued and outstanding shares of Old Common Stock. On the Effective Date, there will be 8,824,165 issued and outstanding shares of New Common Stock.

The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be five hundred ten million (510,000,000) shares, of which five hundred million (500,000,000) shares shall be common stock, par value $.001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class, and shall have the same rights and preferences. When consideration is received for each share of Common Stock and Preferred Stock issued, each share will be fully paid and nonassessable.

{00066075.1 / 0663-001}

12.23.03
Rcpt#1042195
$204.00
782359

The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

(i) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(ii) the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(iii) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(iv) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(v) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

(vii) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(viii) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(ix) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with these Articles of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of these Articles of Incorporation.

3. The date of adoption of the aforesaid amendment was December 15, 2003.

4. The amendment was adopted by the unanimous written consul of the directors of the Corporation.

5. THE EFFECTIVE TIME AND DATE OF THESE ARTICLES OF AMENDMENT SHALL BE AT THE CLOSE OF BUSINESS ON DECEMBER 30, 2003.

Executed on December 29, 2003

SCORES HOLDING COMPANY, INC.

By: [signature]
Name of officer: Richard Goldring
Title of officer: President and CEO